                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                            RALSTON PURINA COMPANY
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

TO: Editor

                                                            FROM: Michael Grabel
                                                              Investor Relations
                                                                    314/982-2161


                RALSTON PURINA ANNOUNCES SECOND QUARTER EARNINGS

St. Louis, Missouri, April 23, 2001 .........Ralston Purina Company [NYSE: RAL]
today announced second quarter earnings before unusual items of $77,900,000 compared to pro forma earnings from continuing operations before unusual items of $79,900,000 in the prior year. Pro forma comparisons are necessary because Ralston spun off its Battery Products business on April 1, 2000. Earnings decreased primarily on lower equity earnings from the Company's investment in Interstate Bakeries Corporation (IBC), partially offset by lower interest expense. Earnings per share before unusual items were $.27 on a basic and diluted basis, compared to pro forma earnings per share from continuing operations before unusual items of $.28 on a basic and diluted basis a year ago. Second quarter sales were $706,100,000, compared to $690,800,000 in the prior year second quarter.

For the current six months, sales and earnings before unusual items were $1,437,400,000 and $159,000,000, respectively, compared to sales and pro forma earnings from continuing operations before unusual items of $1,419,100,000 and $168,900,000 in the prior year six-month period. The earnings decrease for the six months resulted primarily from lower equity earnings from the Company's investment in IBC and lower operating earnings, partially offset by lower interest expense. Basic and diluted earnings per share before unusual items were $.55 and $.54, respectively, for the current six months, compared to pro forma earnings per share from continuing operations before unusual items of $.58 on a basic and diluted basis a year ago.

Segment Results
Sales for North American Pet Foods increased 1 percent in the quarter and were flat in the six months as higher pricing and a favorable product mix were partially offset in the quarter and offset in the six months by lower volumes and an unfavorable size mix.

Profitability for this segment was flat in the quarter and declined 3 percent in the six months. In the quarter, the sales increase combined with lower advertising and promotion expenses was offset by higher ingredient costs. The six-month decline resulted from unfavorable ingredient costs, partially offset by decreased advertising and promotion expenses.

International Pet Foods' sales increased 2 percent in the quarter and 4 percent in the six months. These increases resulted primarily from volume growth in the Americas and Asia, partially offset by decreased sales in Northern Europe due to lower volumes and unfavorable foreign exchange.

Profitability for this segment decreased 14 percent in the quarter and 16 percent in the six months primarily due to decreased volumes in Northern Europe, expenses associated with expansion in the Asian market and unfavorable foreign exchange.

Sales for Golden Products increased 10 percent in the quarter and 12 percent in the six months due to volume increases in scooping litter and new product introductions in the third quarter of the prior year.

Profitability for Golden Products was flat in the quarter and increased 3 percent in the six months as the sales increase was offset in the quarter and partially offset in the six months by increased product costs and increased advertising and promotion expenses.

Net Earnings
Net earnings for the second quarter of $54,400,000, or $.19 per basic and diluted share, include two unusual items that decreased net earnings by $23.5 million, or $.08 per basic and diluted share, as follows: a net after-tax loss on investments of $4.3 million, or $.01 per basic and diluted share; and after-tax merger-related costs associated with the pending merger between the Company and Nestle S.A., primarily adjustments to employee-related liabilities denominated in share equivalents or tied to stock performance and transaction costs, of $19.2 million, or $.07 per basic and diluted share.

Prior year second quarter net earnings of $143,000,000, or $.49 per basic and diluted share, include several unusual items that increased net earnings by $76.6 million, and a net loss from the discontinued Battery Products operations of $8.1 million. Unusual items in the quarter include the following: an after-tax gain on investments of $7.1 million, or $.02 per basic and diluted share; an unrealized after-tax gain of $38.4 million, or $.13 per basic and diluted share, representing a market value adjustment of the Company's stock appreciation income linked securities (SAILS); and capital loss tax benefits totaling $31.1 million, or $.11 per basic and diluted share.

Net earnings for the current six months were $135,800,000, or $.47 and $.46 per basic and diluted share, respectively. These results include a net after-tax loss on investments of $4.0 million and the merger-related costs discussed above for the current quarter.

Net earnings for the prior year six months were $385,800,000, or $1.33 and $1.32 per basic and diluted share, respectively. In addition to the gain on investments and capital loss tax benefits noted above as impacting net earnings in the prior year second quarter, the prior year six-month earnings include an unrealized after-tax gain representing a market value adjustment of the Company's SAILS of $86.8 million and net earnings from the discontinued Battery Products operations of $99.6 million.

(See attached schedules for additional information for the quarters and six months ended March 31, 2001 and 2000.)

Editor's Note: On January 16, 2001, the Company and Nestle S.A. announced that they have entered into a definitive merger agreement. For more information, please refer to Ralston's definitive proxy statement filed April 17, 2001.

                     RALSTON PURINA COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS

                                   (UNAUDITED)

                       (IN MILLIONS EXCEPT PER SHARE DATA)



                                                                    QUARTER ENDED MARCH 31,         SIX MONTHS ENDED MARCH 31,
                                                                    -----------------------         --------------------------
                                                                      2001           2000              2001            2000
                                                                    --------       --------         ---------       ----------
Net Sales                                                           $ 706.1        $ 690.8          $1,437.4        $ 1,419.1
                                                                    --------       --------         ---------       ----------

Costs and Expenses

    Cost of products sold                                             298.8          274.9             600.9            567.5
    Selling, general and administrative                               128.8          127.5             264.0            242.6
    Advertising and promotion                                         143.5          149.5             299.4            312.2
    Interest expense                                                   29.2           44.8              58.7             91.4
    (Gain)/loss on investments, net                                     6.8          (11.1)              6.3            (11.1)
    Merger-related costs                                               27.8              -              27.8                -
    Unrealized gain on SAILS debt                                         -          (60.0)                -           (135.6)
    Other (income)/expense, net                                       (12.9)         (10.4)            (26.8)           (16.9)
                                                                    --------       --------         ---------       ----------
                                                                      622.0          515.2           1,230.3          1,050.1
                                                                    --------       --------         ---------       ----------

Earnings from Continuing Operations
    before Income Taxes and Equity Earnings                            84.1          175.6             207.1            369.0
Income Tax Provision                                                  (31.0)         (30.5)            (74.7)           (96.6)
Equity Earnings, Net of Taxes                                           1.3            6.0               3.4             13.8
                                                                    --------       --------         ---------       ----------
Earnings from Continuing Operations                                    54.4          151.1             135.8            286.2
Net Earnings/(Loss) from Discontinued Operations                          -           (8.1)                -             99.6
                                                                    --------       --------         ---------       ----------
Net Earnings                                                        $  54.4        $ 143.0          $  135.8        $   385.8
                                                                    ========       ========         =========       ==========

Earnings Per Share
       Basic

         Earnings from continuing operations                        $  0.19        $  0.52          $   0.47        $    0.99
         Net earnings/(loss) from discontinued operations                 -          (0.03)                -             0.34
                                                                    --------       --------         ---------       ----------
         Net Earnings                                               $  0.19        $  0.49          $   0.47        $    1.33
                                                                    ========       ========         =========       ==========

       Diluted

         Earnings from continuing operations                        $  0.19        $  0.52          $   0.46        $    0.98
         Net earnings/(loss) from discontinued operations                 -          (0.03)                -             0.34
                                                                    --------       --------         ---------       ----------
         Net Earnings                                               $  0.19        $  0.49          $   0.46        $    1.32
                                                                    ========       ========         =========       ==========

Average Shares Outstanding Used for Earnings per share Computations

       Basic                                                          286.4           288.1             286.3            290.2
       Diluted                                                        293.0           290.5             292.0            292.7


            See Accompanying Notes to Condensed Financial Statements.

                     RALSTON PURINA COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                            (CONDENSED AND UNAUDITED)
                              (DOLLARS IN MILLIONS)



                                                                            MARCH 31,     SEPTEMBER 30,
                                                                           ----------     -------------
                                                                              2001            2000
                                                                           ---------      -------------
                                ASSETS
Current Assets
    Cash and cash equivalents                                              $   233.1        $   112.2
    Receivables, net                                                           225.9            223.1
    Inventories                                                                142.2            130.5
    Other current assets                                                        59.2             64.1
                                                                           ----------       ----------
       Total Current Assets                                                    660.4            529.9

Investments and Other Assets                                                 1,736.0          1,797.1

Property at Cost                                                             1,262.5          1,224.8
    Accumulated depreciation                                                   634.6            608.2
                                                                           ----------       ----------
                                                                               627.9            616.6
                                                                           ----------       ----------
            Total                                                          $ 3,024.3        $ 2,943.6
                                                                           ==========       ==========

                  LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities

    Current maturities of long-term debt                                       $ 7.1            $ 4.6
    Notes payable                                                              162.9            158.4
    Accounts payable                                                           134.5            140.9
    Other current liabilities                                                  255.8            262.7
                                                                           ----------       ----------
       Total Current Liabilities                                               560.3            566.6

Long-Term Debt                                                               1,242.6          1,245.3

Other Liabilities                                                              698.4            693.1

Shareholders Equity

    Preferred stock                                                                -                -
    Common stock                                                                32.9             32.9
    Capital in excess of par value                                             207.3            193.2
    Retained earnings                                                        1,371.6          1,293.5
    Common stock in treasury, at cost                                         (444.5)          (477.0)
    Unearned portion of restricted stock                                       (30.7)            (0.7)
    Value of common stock held in Grantor Trust                               (376.4)          (372.0)

       Cumulative translation adjustment                                       (25.4)           (18.7)
       Net unrealized holding loss on available-for-sale securities           (203.7)          (208.5)
       Net deferred hedging loss                                                (4.0)               -
       Minimum pension liability                                                (4.1)            (4.1)
                                                                           ----------       ----------
    Accumulated other comprehensive loss                                      (237.2)          (231.3)
                                                                           ----------       ----------
       Total Shareholders Equity                                               523.0            438.6
                                                                           ----------       ----------
            Total                                                          $ 3,024.3        $ 2,943.6
                                                                           ==========       ==========


            See Accompanying Notes to Condensed Financial Statements.

                     RALSTON PURINA COMPANY AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

1. The following tables reconcile pro forma earnings from continuing operations before unusual items (earnings before unusual items for the quarter and six months ended March 31, 2001) to net earnings, and pro forma earnings from continuing operations before unusual items per share to net earnings per share. Reconciling items are discussed in the notes which follow.



                                                                                       (in millions)
                                                               Quarter Ended March 31,              Six Months Ended March 31,
EARNINGS                                                      2001               2000                2001               2000
                                                           ------------       ------------        -----------        -----------
Pro forma earnings from continuing operations
  before unusual items                                          $ 77.9             $ 79.9            $ 159.0            $ 168.9
Pro forma adjustments                                                -               (5.4)                 -               (7.7)
Unusual items
     Gain/(loss) on investments, net                              (4.3)               7.1               (4.0)               7.1
     Merger-related costs                                        (19.2)                 -              (19.2)                 -
     Unrealized gain on SAILS debt                                   -               38.4                  -               86.8
     Capital loss tax benefits                                       -               31.1                  -               31.1
                                                           ------------       ------------        -----------        -----------
         Total unusual items                                     (23.5)              76.6              (23.2)             125.0

Earnings from continuing operations                               54.4              151.1              135.8              286.2
Net earnings/(loss) from discontinued operations                     -               (8.1)                 -               99.6
                                                           ------------       ------------        -----------        -----------
Net Earnings                                                    $ 54.4            $ 143.0            $ 135.8             $385.8
                                                           ============       ============        ===========        ===========

                                                               Quarter Ended March 31,              Six Months Ended March 31,
BASIC EARNINGS PER SHARE                                      2001               2000                2001               2000
                                                           ------------       ------------        -----------        -----------
Pro forma earnings from continuing operations
  before unusual items                                          $ 0.27             $ 0.28             $ 0.55             $ 0.58
Pro forma adjustments                                                -              (0.02)                 -              (0.02)
Unusual items
     Gain/(loss) on investments, net                             (0.01)              0.02              (0.01)              0.02
     Merger-related costs                                        (0.07)                 -              (0.07)                 -
     Unrealized gain on SAILS debt                                   -               0.13                  -               0.30
     Capital loss tax benefits                                       -               0.11                  -               0.11
                                                           ------------       ------------        -----------        -----------
         Total unusual items                                     (0.08)              0.26              (0.08)              0.43

Earnings from continuing operations                               0.19               0.52               0.47               0.99
Net earnings/(loss) from discontinued operations                     -              (0.03)                 -               0.34
                                                           ------------       ------------        -----------        -----------
Net Earnings                                                    $ 0.19             $ 0.49             $ 0.47             $ 1.33
                                                           ============       ============        ===========        ===========

                                                               Quarter Ended March 31,              Six Months Ended March 31,
DILUTED EARNINGS PER SHARE                                    2001               2000                2001               2000
                                                           ------------       ------------        -----------        -----------
Pro forma earnings from continuing operations
  before unusual items                                          $ 0.27             $ 0.28             $ 0.54             $ 0.58
Pro forma adjustments                                                -              (0.02)                 -              (0.02)
Unusual items
     Gain/(loss) on investments, net                             (0.01)              0.02              (0.01)              0.02
     Merger-related costs                                        (0.07)                 -              (0.07)                 -
     Unrealized gain on SAILS debt                                   -               0.13                  -               0.29
     Capital loss tax benefits                                       -               0.11                  -               0.11
                                                           ------------       ------------        -----------        -----------
         Total unusual items                                     (0.08)              0.26              (0.08)              0.42

Earnings from continuing operations                               0.19               0.52               0.46               0.98
Net earnings/(loss) from discontinued operations                     -              (0.03)                 -               0.34
                                                           ------------       ------------        -----------        -----------
Net Earnings                                                    $ 0.19             $ 0.49             $ 0.46             $ 1.32
                                                           ============       ============        ===========        ===========

                     RALSTON PURINA COMPANY AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

2. Current quarter results include an after-tax loss on investments of $4.3 million, or $6.8 million pre-tax. This after-tax loss was comprised of an after-tax gain of $2.6 million, or $4.0 million pre-tax, on the sale of a portion of the Company's investment in Conoco, Inc. (Conoco) B common stock, and an after-tax write-down of the Company's investment in Heska Corporation (Heska) common stock of $6.9 million, or $10.8 million pre-tax. On a per share basis, the total after-tax loss on investments was $.01 per basic and diluted share.

     For the six months ended March 31, 2001, the Company recorded an after-tax and pre-tax loss on investments of $4.0 million and $6.3 million, respectively. This loss was comprised of an after-tax gain of $2.9 million, or $4.5 million pre-tax, on the sale of a portion of the Company's investment in Conoco B common stock and the write-down of the Company's investment in Heska common stock discussed above. The total after-tax loss on investments for the six months was $.01 per basic and diluted share.

     Prior quarter and six-month results include an after-tax gain of $7.1 million, or $11.1 million pre-tax, on the sale of a portion of the Company's investment in E.I. du Pont de Nemours and Company (DuPont) common stock. On a per share basis, this gain was $.02 per basic and diluted share, for both the quarter and the six months.

     At March 31, 2001, the Company held 1.0 million shares of Conoco B common stock and 14.8 million shares of DuPont common stock.

3. Current quarter and six-month results include after-tax costs of $19.2 million related to the pending merger of the Company with Nestle S.A. (Nestle), which was announced on January 16, 2001. On a per share basis, these costs were $.07 per basic and diluted share, for both the quarter and the six months. These costs primarily include adjustments to employee-related liabilities denominated in share equivalents or tied to stock performance and registration, legal and financial advisor fees. On a pre-tax basis, these expenses were $27.8 million.

4. Segment sales and profitability for the quarters and six-month periods ended March 31, 2001 and 2000 are as follows:




                                                                       (in millions)
                                                  Quarter ended March 31,       Six Months ended March 31,
     NET SALES                                     2001             2000          2001              2000
                                                  ------           ------       --------          --------
     North American Pet Foods                     $523.7           $516.7       $1,073.2          $1,077.3
     International Pet Foods                       113.8            111.8          226.8             218.7
     Golden Products                                68.6             62.3          137.4             123.1
                                                  ------           ------       --------          --------
      TOTAL                                       $706.1           $690.8       $1,437.4          $1,419.1
                                                  ======           ======       ========          ========

                     RALSTON PURINA COMPANY AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS




                                                                         (in millions)
                                                   Quarter ended March 31,          Six Months ended March 31,
PROFITABILITY                                        2001           2000              2001              2000
                                                   --------       --------          --------          --------
North American Pet Foods                           $  115.7       $  116.1          $  239.7          $  247.0
International Pet Foods                                10.8           12.5              20.7              24.5
Golden Products                                        15.0           15.0              31.1              30.2
                                                   --------       --------          --------          --------
 TOTAL SEGMENT PROFITABILITY                          141.5          143.6             291.5             301.7
General corporate income/(expenses)
    (a)                                                10.8           10.3              17.0              20.8
Amortization of goodwill and other
    intangible assets                                  (4.4)          (4.6)             (8.6)             (8.8)
Unusual items (b)                                     (34.6)          71.1             (34.1)            146.7
Interest expense                                      (29.2)         (44.8)            (58.7)            (91.4)
                                                   --------       --------          --------          --------
     EARNINGS FROM CONTINUING
    OPERATIONS BEFORE INCOME TAXES
    AND EQUITY EARNINGS                            $   84.1       $  175.6          $  207.1          $  369.0
                                                   ========       ========          ========          ========



     (a) Primarily includes general corporate expenses, mark-to-market adjustments prior to the merger announcement on liabilities denominated in share equivalents, net unallocated pension income, post-retirement expenses and investment income.

     (b) Includes gain/loss on investments in common stock for all periods; merger-related costs for the quarter and six months ended March 31, 2001; and an unrealized gain on SAILS debt for the quarter and six months ended March 31, 2000.

5. Prior quarter and six-month results include an unrealized after-tax gain of $38.4 million and $86.8 million, respectively, or $60.0 million and $135.6 million pre-tax, representing a market value adjustment of the Company's stock appreciation income linked securities (SAILS) debt, which matured on August 1, 2000. On a per share basis, this gain was $.13 per basic and diluted share for the quarter and $.30 and $.29 per basic and diluted share, respectively, for the six months.

6. Prior quarter and six-month results include capital loss tax benefits totaling $31.1 million, or $.11 per basic and diluted share for the quarter and the six months. These benefits related to the sale and reorganization of two of the Company's subsidiaries.

7. On April 1, 2000, the Company completed the tax-free spin-off to shareholders of its Battery Products business. This segment is accounted for as a discontinued operation in the financial statements and related notes for all periods presented.

8. The prior quarter and six-month pro forma adjustment reflects a reduction in interest expense due to the change in debt structure associated with the spin-off of the Battery Products business, net of an adjustment to income taxes to reflect the Company's post-spin-off tax rate.

9. Operating results for any quarter are not necessarily indicative of the results for any other quarter or the full year.